UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)

October 15, 2014

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices)  (Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  James Thurston, Senior Vice President & Chief Accounting Officer for General Growth Properties, Inc. (the “Company”), plans to depart the Company effective October 15, 2014.  Mr. Thurston’s departure is not the result of any issue or concern with the Company’s accounting, financial reporting or internal control over financial reporting.  Prior to his departure, Mr. Thurston will work together with the company’s finance and accounting teams to ensure a smooth transition of the Company’s accounting, external reporting and treasury responsibilities.

(c)  Tara Marszewski, 35, who currently serves as the Vice President — Public Reporting & Accounting Policy for the Company, will assume the role of Senior Vice President and Chief Accounting Officer effective October 15, 2014.  Prior to joining the Company in January 2012, Ms. Marszewski was a Senior Manager — Audit, Real Estate at KPMG, LLP, where she worked for almost ten years. Ms. Marszewski is a Certified Public Accountant.

There are (1) no arrangements or understandings between Ms. Marszewski and any other person pursuant to which Ms. Marszewski was appointed to serve as Chief Accounting Officer, and (2) no transactions between Ms. Marszewski and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer

Date:  October 15, 2014